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EXHIBIT 99.1

For Immediate Release

Advanced Business Sciences has New Name, New Ticker Symbol

Omaha, NE, June 27, 2001 — Advanced Business Sciences, Inc. (OTCBB: ABSH) announces today that its new name is iSECUREtracTM Corp. The company's common stock will trade under the ticker symbol (OTCBB: ISRE) effective today June 27, 2001.

"The new name and symbol are part of the positive changes to our business model at iSECUREtracTM ," said Jim Stark, Vice President and Chief Financial Officer. "We develop advanced tracking technologies for the monitoring of people, vehicles and assets via a secure web-centric application, hence the reason for a name that reflects our current and future business objectives," Stark added.

iSECUREtracTM has designed its tracking hardware in a modular process that allows flexibility in component suppliers and allows for new technological developments as they happen. The company sells its GPS-based tracking applications for specific markets through qualified third-party partners. The company also provides an Internet based services platform where third party distributors can monitor/track the movement of people, vehicles and assets either in a real-time mode or by viewing historical tracking information. Further information on iSECUREtrac Corp can be found on the company's World Wide Web site at www.isecuretrac.com.

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the companies actual results in future periods to differ materially from forecasted results. Such risks and uncertainties include but are not limited to positive changes to the Company's business model and other risks. For further risk information, please refer to the Company's Form-10KSB filed with the Securities and Exchange Commission March 27, 2001.

Contacts:
Jim Stark	Jeff Salzwedel
iSECUREtrac Corp	Salzwedel Financial Communications
(402) 498-2734 #204	(503) 638-7777

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  EXHIBIT 99.1
For Immediate Release